Exhibit 99.23

EXECUTION VERSION

AMENDMENT TO THE CONFIRMATION

DATED AS OF:	August 23, 2016

TO:	Waha AC Coöperatief U.A.
ATTENTION:	Fahad Al Qassim
TELEPHONE:	+971 2 403 9385
FACSIMILE:	+971 2 667 7383

FROM:	Citibank N.A., London Branch

SUBJECT:	Amendment to the Funded Collar Transaction

Dear Sir or Madam,

The purpose of this letter agreement (this “Amendment”) is to amend the letter agreement dated as of December 1, 2014, as amended from time to time to the date hereof, between Citibank N.A., London Branch (“Dealer”) and Waha AC Coöperatief U.A. (“Counterparty”) (the “Confirmation”) confirming the terms and conditions of the Funded Collar Transaction (the “Transaction”). Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Confirmation. References to the “Security Deed” shall be to the Security Deed as confirmed and supplemented by the supplemental security deed dated on or around the date hereof (the “Supplemental Security Deed”). The Supplemental Security Deed shall constitute a “Document” for the purposes of the Confirmation.

1. Amendments. The Confirmation is hereby amended as of the Amendment Effective Date (as defined below) by:

a.	replacing “USD 37.1070” opposite the caption “Put Strike Price” under the heading “General Terms” in Section 2 of the Confirmation with the words “With respect to each Component, as set forth in Annex A to this Confirmation”; and

b.	amending and restating Annex A of the Confirmation in its entirety as set forth in Annex A hereto.

2. Amendment Payment. Counterparty shall pay to Dealer an amount equal to USD 12,278,276 on or prior to August 26, 2016.

3. Collateral.

a.	Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Security Deed shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Security Deed and the Supplemental Security Deed as if references therein to the “Confirmation” and to the “Agreement” are to such instrument as amended, varied, extended and supplemented from time to time.

4. Representations, Warranties and Covenants.

a.	Each of Dealer and Counterparty hereby repeat and remake each representation, warranty and covenant set forth in the provisions opposite the caption “Collateral” of the Confirmation, in Section 4 of the Confirmation and in the Agreement made on the Trade Date to each other as if this Amendment were the Confirmation and the Transaction and as if the date hereof were the Trade Date and references to the Security Deed were to the Security Deed and the Supplemental Security Deed.

b.	Counterparty represents and warrants to, and agrees with, Dealer that Counterparty shall file or cause to be filed, on the date hereof and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to a number of Shares equal to the Aggregate Hedge Shares (as defined below), in the form and substance as previously provided to Dealer. Counterparty shall provide Dealer a reasonable opportunity to review and comment on any other public disclosure related to this Amendment and the transactions contemplated hereby, including, without limitation, any report or schedule filed or amended under the Exchange Act.

c.	Counterparty represents and warrants to, and agrees with, Dealer that from the date three months prior to the date hereof, neither Counterparty nor any affiliate of Counterparty nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act (“Rule 144”)) has sold or hedged (through swaps, options, short sales or otherwise) any long position in, any Shares. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of the Aggregate Hedge Shares. Except as provided herein and the similar agreements entered into as of the date hereof, Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of the Aggregate Hedge Shares that may be effected by or on behalf of Dealer. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

d.	Each of Dealer and Counterparty represents and warrants to, and agrees with, the other that the Aggregate Hedge Shares are intended to be sold in transactions conforming to the manner-of-sale conditions described in Rule 144(f) and (g).

5. Conditions to Effectiveness. This Amendment shall be effective on the date (the “Amendment Effective Date”) the following conditions have been satisfied or waived:

a.	Each of Dealer and Counterparty shall have performed all of the obligations required to be performed by it hereunder on or prior to the date required hereby;

b.	Counterparty shall have agreed to sell, and Deutsche Bank Securities Inc. (the “Block Placement Bank”) shall have agreed to buy, an aggregate of 994,548 Shares (the “Aggregate Hedge Shares”) at a price of USD 38.60 per share under Rule 144, pursuant to such terms and conditions as may be agreed between Counterparty and the Block Placement Bank;

c.	[reserved];

d.	all documents and instruments, required by law or reasonably requested by Dealer to be filed, registered or recorded to create and/or re-confirm any additional security interests intended to be created by the Security Deed and perfect or record such security interests shall have been filed, registered or recorded or delivered to Dealer for filing, registration or recording;

e.	the Supplemental Security Deed shall have been duly executed and delivered and perfection steps over the Collateral Shares required in the relevant jurisdiction shall have been completed;

f.	all of the representations and warranties of Counterparty hereunder shall be true and correct;

g.	Counterparty shall have provided to Dealer (i) a legal opinion of Clifford Chance LLP, as Dutch counsel to Counterparty, (ii) a legal opinion of Latham & Watkins LLP, as English counsel to Counterparty and (iii) a legal opinion of Latham & Watkins LLP, as U.S. counsel to Counterparty, in each case addressed to Dealer and in form and substance as previously provided to Dealer; and

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h.	Dealer and the Block Placement Bank shall have settled the sale of the portion of the Aggregate Hedge Shares corresponding to the Confirmation, as amended by this Amendment, by Dealer’s delivery of 499,539 Shares to the Block Placement Bank against the Block Placement Bank’s payment of USD 19,282,205.40 to Dealer.

If the Amendment Effective Date shall not have occurred by August 26, 2016 (or such later date as agreed upon by the parties hereto), this Amendment shall automatically terminate and cease to be of further effect and the parties shall have no obligations in connection with this Amendment, other than (x) in respect of breaches of representations or covenants on or prior to such date and (y) pursuant to Section 6 below. Each of Dealer and Counterparty agree to use commercially reasonable efforts to cause the Amendment Effective Date to occur on or prior to August 26, 2016.

6. Hedging Costs. If (i) the Amendment Effective Date does not occur by August 26, 2016 (or such later date as agreed upon by the parties hereto), (ii) Dealer has not breached the Confirmation, as amended by this Amendment and (iii) this Amendment is terminated as set forth in Section 5 above, Counterparty shall, upon the written request of Dealer, promptly reimburse Dealer for any costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities or otherwise in connection with this Amendment on and after the date hereof.

7. Continuing Effect. This Amendment amends solely the terms and provisions of the Transaction and the Confirmation set forth herein and nothing in this Amendment is intended or shall be construed as amending or waiving any other terms or provisions of the Transaction, the Confirmation or any other rights of Dealer or Counterparty under the Transaction or the Confirmation. Dealer and Counterparty acknowledge that each of the Transaction and the Confirmation (each as amended by this Amendment) are in full force and effect and are hereby confirmed and ratified in all respects. References in the Confirmation to the “Confirmation” or the “Transaction”, as applicable, shall refer to the Confirmation or the Transaction, as applicable, as amended by this Amendment. Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Confirmation shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Confirmation as if references therein to the “Confirmation” are to such instrument as amended, varied, extended and supplemented by this Amendment.

8. Severability; Illegality. Notwithstanding anything to the contrary in the Agreement, if compliance by either party with any provision of this Amendment would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Amendment shall not be invalidated, but shall remain in full force and effect.

9. Governing Law; Submission to Jurisdiction. This Amendment and all matters and all non-contractual obligations arising out of or in connection with this Amendment shall be governed by, and construed and enforced in accordance with, English Law. This Amendment is also subject to, and incorporates, the jurisdiction provisions contained in Section 13(b) of the Agreement as though, for such purpose, references in such Section 13(b) (as amended pursuant to the following proviso) to the “Agreement” were deemed to refer to this Amendment; provided that in the first line of Section 13(b) the following shall be inserted after the word “Agreement”: “including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with this Amendment”.

10. Contracts (Rights of Third Parties) Act 1999. A person who is not a party to this Amendment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Amendment but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

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11. Market Abuse Regulation Representations.

a.	In connection with this Amendment, Counterparty on behalf of itself and each Relevant Person (as defined below) hereby represents and warrants to Dealer, on the date of this Amendment and on each following day up to and including the date on which all amounts and liabilities under the Transaction have been discharged, that:

i.	for the purposes of the EU Market Abuse Regulations or comparable legislation of any other applicable jurisdiction (including but not limited to the jurisdictions in which Dealer and the issuer of the Shares are incorporated), (each, a “Relevant Jurisdiction”)) neither Counterparty nor any of its or its affiliate’s respective directors, employees or agents (each a “Relevant Person”) has made, or in any way influenced, the decision to enter into this Amendment on the basis of any inside information, price-sensitive information or other material non-public information (for the purposes of this letter, each however defined under all applicable laws and regulations in each Relevant Jurisdiction) and neither Counterparty nor any of the Relevant Persons will at any time during the term of the Transaction disclose any inside information, material non-public information or price-sensitive information to Dealer;

ii.	Counterparty further warrants that, by entering into this Amendment, Dealer will not be caused to be in possession of any price-sensitive information;

iii.	Counterparty shall not seek to terminate, amend or otherwise modify the terms of the Transaction or exercise any right or take any action under the terms of the Transaction if it or any of the Relevant Persons is in possession of any price-sensitive or other material non-public information (each however defined under all applicable laws and regulations in each Relevant Jurisdiction) regarding any of the Shares;

iv.	neither Counterparty, nor any of the Relevant Persons has engaged in any behaviour or action which is designed to cause or result in, has caused or resulting in, or might reasonably be expected to cause or result in, stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof);

v.	Counterparty and the Relevant Persons have not made, and will not make, any disclosure of false, incomplete, or misleading information which has caused, or might reasonably be expected to cause, a change in the normal functioning of the securities market, the stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof); and

vi.	Counterparty confirms that the transactions contemplated hereby are within its corporate powers, and that they constitute a genuine and legitimate business and commercial purpose. Counterparty further confirms that it is not entering into this Amendment for any illegal, improper or unethical purpose.

b.	Counterparty hereby further undertakes to comply with all relevant laws and regulations with respect to the Transaction, including without limitation any disclosure rules in the Relevant Jurisdictions.

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This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

CITIBANK N.A., LONDON BRANCH

By:	/s/ Philip Stein
Name:	Philip Stein
Title:	Managing Director

[Signature page of Amendment]

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the date set forth above.

WAHA AC COÖPERATIEF U.A.

By:	/s/ Fahad Al Qassim
Name:	Fahad Al Qassim
Title:	Proxy Holder

[Signature page of Amendment]

ANNEX A

For each Component, the Number of Options and the Scheduled Valuation Date is set forth below:

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
1	99,489	USD 34.7400	USD 55.9700	9/10/2018	10/19/2018
2	99,489	USD 34.7400	USD 55.9700	9/11/2018	10/19/2018
3	99,489	USD 34.7400	USD 55.9700	9/12/2018	10/19/2018
4	99,489	USD 34.7400	USD 55.9700	9/13/2018	10/19/2018
5	99,489	USD 34.7400	USD 55.9700	9/14/2018	10/19/2018
6	99,489	USD 34.7400	USD 55.9700	9/17/2018	10/19/2018
7	99,489	USD 34.7400	USD 55.9700	9/18/2018	10/19/2018
8	99,489	USD 34.7400	USD 55.9700	9/19/2018	10/19/2018
9	99,489	USD 34.7400	USD 55.9700	9/20/2018	10/19/2018
10	99,489	USD 34.7400	USD 55.9700	9/21/2018	10/19/2018
11	99,489	USD 34.7400	USD 55.9700	9/24/2018	10/19/2018
12	99,489	USD 34.7400	USD 55.9700	9/25/2018	10/19/2018
13	99,489	USD 34.7400	USD 55.9700	9/26/2018	10/19/2018
14	99,489	USD 34.7400	USD 55.9700	9/27/2018	10/19/2018
15	99,489	USD 34.7400	USD 55.9700	9/28/2018	10/19/2018
16	99,489	USD 34.7400	USD 55.9700	10/1/2018	10/19/2018
17	99,489	USD 34.7400	USD 55.9700	10/2/2018	10/19/2018
18	99,489	USD 34.7400	USD 55.9700	10/3/2018	10/19/2018
19	99,489	USD 34.7400	USD 55.9700	10/4/2018	10/19/2018
20	96,936	USD 34.7400	USD 55.9700	10/5/2018	10/19/2018
21	99,489	USD 37.1070	USD 51.5375	1/19/2017	3/2/2017
22	99,489	USD 37.1070	USD 51.5375	1/20/2017	3/2/2017
23	99,489	USD 37.1070	USD 51.5375	1/23/2017	3/2/2017
24	99,489	USD 37.1070	USD 51.5375	1/24/2017	3/2/2017
25	99,489	USD 37.1070	USD 51.5375	1/25/2017	3/2/2017
26	99,489	USD 37.1070	USD 51.5375	1/26/2017	3/2/2017
27	99,489	USD 37.1070	USD 51.5375	1/27/2017	3/2/2017
28	99,489	USD 37.1070	USD 51.5375	1/30/2017	3/2/2017
29	99,489	USD 37.1070	USD 51.5375	1/31/2017	3/2/2017
30	99,489	USD 37.1070	USD 51.5375	2/1/2017	3/2/2017
31	99,489	USD 37.1070	USD 51.5375	2/2/2017	3/2/2017
32	99,489	USD 37.1070	USD 51.5375	2/3/2017	3/2/2017
33	99,489	USD 37.1070	USD 51.5375	2/6/2017	3/2/2017
34	99,489	USD 37.1070	USD 51.5375	2/7/2017	3/2/2017

Annex A – 1

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
35	99,489	USD 37.1070	USD 51.5375	2/8/2017	3/2/2017
36	99,489	USD 37.1070	USD 51.5375	2/9/2017	3/2/2017
37	99,489	USD 37.1070	USD 51.5375	2/10/2017	3/2/2017
38	99,489	USD 37.1070	USD 51.5375	2/13/2017	3/2/2017
39	99,489	USD 37.1070	USD 51.5375	2/14/2017	3/2/2017
40	96,936	USD 37.1070	USD 51.5375	2/15/2017	3/2/2017
41	99,489	USD 37.1070	USD 53.5990	1/19/2018	3/2/2018
42	99,489	USD 37.1070	USD 53.5990	1/22/2018	3/2/2018
43	99,489	USD 37.1070	USD 53.5990	1/23/2018	3/2/2018
44	99,489	USD 37.1070	USD 53.5990	1/24/2018	3/2/2018
45	99,489	USD 37.1070	USD 53.5990	1/25/2018	3/2/2018
46	99,489	USD 37.1070	USD 53.5990	1/26/2018	3/2/2018
47	99,489	USD 37.1070	USD 53.5990	1/29/2018	3/2/2018
48	99,489	USD 37.1070	USD 53.5990	1/30/2018	3/2/2018
49	99,489	USD 37.1070	USD 53.5990	1/31/2018	3/2/2018
50	99,489	USD 37.1070	USD 53.5990	2/1/2018	3/2/2018
51	99,489	USD 37.1070	USD 53.5990	2/2/2018	3/2/2018
52	99,489	USD 37.1070	USD 53.5990	2/5/2018	3/2/2018
53	99,489	USD 37.1070	USD 53.5990	2/6/2018	3/2/2018
54	99,489	USD 37.1070	USD 53.5990	2/7/2018	3/2/2018
55	99,489	USD 37.1070	USD 53.5990	2/8/2018	3/2/2018
56	99,489	USD 37.1070	USD 53.5990	2/9/2018	3/2/2018
57	99,489	USD 37.1070	USD 53.5990	2/12/2018	3/2/2018
58	99,489	USD 37.1070	USD 53.5990	2/13/2018	3/2/2018
59	99,489	USD 37.1070	USD 53.5990	2/14/2018	3/2/2018
60	96,936	USD 37.1070	USD 53.5990	2/15/2018	3/2/2018

Annex A – 2